Exhibit 8.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

June 8, 2016

Pebblebrook Hotel Trust
7315 Wisconsin Avenue, 1100 West
Bethesda, Maryland 20814

Pebblebrook Hotel Trust
Qualification as
Real Estate Investment Trust

Ladies and Gentlemen:
We have acted as counsel to Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-194316) (the “Registration Statement”) filed with the Securities and Exchange Commission on March 4, 2014 with respect to the offer and sale of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”), preferred shares of beneficial interest, par value $0.01 per share, of the Company (the “Preferred Shares”), debt securities of the Company (the “Debt Securities”), warrants entitling the holders to purchase Common Shares or Preferred Shares, and units comprising one or more of the preceding securities of the Company to be offered from time-to-time, and the offer and sale of 5,000,000 shares of 6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Company pursuant to a preliminary prospectus supplement dated June 2, 2016 and a final prospectus supplement dated June 3, 2016 and (together, the “Prospectus Supplement”), as part of the Registration Statement. You have requested our opinion regarding certain U.S. federal income tax matters.
In giving this opinion letter, we have examined the following:

1.	the Registration Statement, the prospectus (the “Prospectus”) filed as part of the Registration Statement and the Prospectus Supplement;

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Pebblebrook Hotel Trust
June 8, 2016

2.
the Company’s Declaration of Trust filed on October 2, 2009 with the Department of Assessments and Taxation of the State of Maryland (“SDAT”), and the Company’s Articles of Amendment and Restatement, as amended and supplemented;

3.
the Declaration of Trust of DC Hotel Trust, a Maryland real estate investment trust (“DC Hotel Trust”), filed on May 11, 2010 with SDAT, and DC Hotel Trust’s Articles of Amendment and Restatement, as amended and supplemented;

4.	the Declaration of Trust of Portland Hotel Trust, a Maryland real estate investment trust (“Portland Hotel Trust”), filed on November 6, 2015 with SDAT;

5.	the Company’s Bylaws;

6.
the Agreement of Limited Partnership, the First Amended and Restated Agreement of Limited Partnership, as amended and supplemented, and the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended and supplemented;

7.	the Company’s taxable REIT subsidiary (“TRS”) election with respect to Pebblebrook Hotel Lessee, Inc.;

8.	DC Hotel Trust’s TRS election with respect to Pebblebrook Hotel Lessee, Inc.;

9.	Portland Hotel Trust’s TRS election with respect to Pebblebrook Hotel Lessee, Inc.; and

10.	such other documents as we have deemed necessary or appropriate for purposes of this opinion.
In connection with the opinions rendered below, we have assumed, with your consent, that:
1.    each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;
2.    during their taxable years ending December 31, 2016, and future taxable years, the Company, DC Hotel Trust and Portland Hotel Trust will operate in a manner that will make the factual representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company, a certificate, dated the date hereof and executed by a duly appointed officer of DC Hotel Trust, and a certificate, dated the date hereof and executed by a duly appointed officer of Portland Hotel Trust (together, the “Officer’s Certificates”), true for such years;
3.    none of the Company, DC Hotel Trust or Portland Hotel Trust will make any amendments to its organizational documents after the date of this opinion that would affect its qualification as a real estate investment trust (a “REIT”) for any taxable year; and

Pebblebrook Hotel Trust
June 8, 2016

4.    no action will be taken by the Company, DC Hotel Trust or Portland Hotel Trust after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.
In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificates. No facts have come to our attention that would cause us to question the accuracy and completeness of such factual representations. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations and published administrative interpretations thereof.
Based solely on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificates, and the discussion in the Prospectus Supplement under the caption “Material Federal Income Tax Considerations” (which is incorporated herein by reference), we are of the opinion that:
(a)    the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, for its taxable years ended December 31, 2009 through December 31, 2015, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2016, and thereafter; and
(b)    the description of the law and the legal conclusions in the Prospectus Supplement under the caption “Material Federal Income Tax Considerations” are correct in all material respects.
We will not review on a continuing basis the Company’s, DC Hotel Trust’s or Portland Hotel Trust’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificates. Accordingly, no assurance can be given that the actual results of the Company’s, DC Hotel Trust’s or Portland Hotel Trust’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Officer’s Certificates.
The foregoing opinions are based on current provisions of the Code, the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company, DC Hotel Trust or Portland Hotel Trust from qualifying as a REIT.

Pebblebrook Hotel Trust
June 8, 2016

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter speaks only as of the date hereof. Except as described in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

Pebblebrook Hotel Trust
June 8, 2016

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the captions “Material Federal Income Tax Considerations” and “Legal Matters” in the Prospectus and “Material Federal Income Tax Considerations” and “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

                            /s/ Hunton & Williams LLP